EXHIBIT 99.1


[DHB LOGO GOES HERE]  NEWS FROM DHB INDUSTRIES INC.
                      400 Post Avenue, Suite 303 * Westbury, NY 11590 T:516/997-1155 * F:516/997-1144 www.dhbindustries.com

                      COMPANY CONTACT:           Dawn Schlegel, CFO
                                                 DHB Industries Inc.
                                                 516/997-1155
                                                 dschlegel@dhbt.com
FOR IMMEDIATE RELEASE

                    DHB CONFIRMS COMMITMENT TO OFFICER SAFETY

         DHB DISCONTINUES USE OF ZYLON(R) IN BULLET RESISTANT PRODUCTS

         ANNOUNCES VOLUNTARY REPLACEMENT PROGRAM FOR NON-COMPLIANT VESTS

   PRELIMINARILY ESTIMATES A $60 MILLION CHARGE TO THIRD QUARTER 2005 EARNINGS


Westbury, NY August 30, 2005. DHB Industries Inc. (AMEX:DHB), operating principally in the growing field of body armor, announced today that although it remains confident in the safety and performance of its body armor products containing Zylon(R), it has discontinued the use of Zylon(R) in its bullet resistant products on August 24, 2005. The Company has ceased production of all Zylon(R)-containing bullet resistant products due to the National Institute of Justice's (NIJ) decision to revoke the NIJ's previously issued certifications of all vests containing Zylon(R) in the marketplace. The Company also announces that it will be implementing a Voluntary Replacement Program to assist its customers who presently have non NIJ-compliant Zylon(R) body armor.

It is important to note that this Voluntary Replacement Program is not a product recall. This action is a result of the de-certification by the NIJ of body armor with Zylon(R), which will result in certain customers having body armor that will not be in compliance with the new NIJ requirements. This program will assist the law enforcement community in replacing its Zylon(R) body armor with, NIJ-compliant body armor.

"We will diligently work with our customers to address these issues. Officer safety is and will remain our number one priority," stated General (Ret.) Larry Ellis, DHB's President. He continued, "It is our intent to work with the law enforcement community to supply them with replacement vests as rapidly as possible. We encourage all those presently using bullet resistant body armor containing Zylon(R) to continue wearing their body armor as recommended by the Department of Justice, until their vest have been replaced or exchanged. We believe that, based upon testing and research, that our vests are safe for use by officers in the field."

The Company will record a charge to third quarter earnings to account for the anticipated cost of the Zylon(R) Replacement Program and discontinued sales of products that contain Zylon(R). The amount of the third quarter charge has not yet been finalized, but is not expected to exceed $60 million.


ABOUT DHB INDUSTRIES, INC.

DHB Industries Inc.'s Armor Group is in the growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor Inc. (HTTP://WWW.POINTBLANKARMOR.COM) and Protective Apparel Corporation of America
(PACA) (HTTP://WWW.PACABODYARMOR.COM) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the US and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group produces and markets a comprehensive line of athletic supports and braces which are merchandised through national superstore chains including Target and Wal-Mart, as well as private label distributors such as Meijer, Amerisource, Cardinal Health, and CDMA.

DHB maintains facilities in Westbury, NY, Deerfield Beach, FL, Pompano Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries Inc., visit the website at HTTP://WWW.DHBINDUSTRIES.COM.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.